Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2015 relating to the financial statements, which appears in Honeywell International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

April 25, 2016

PricewaterhouseCoopers LLP, 400 Campus Drive, P.O. Box 988, Florham Park, NJ 07932
T: (973) 236 4000, F: (973) 236 5000, www.pwc.com/us